SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2005

ELI LILLY AND COMPANY

(Exact name of registrant as specified in its charter)

Indiana (State or Other Jurisdiction of Incorporation)	001-06351 (Commission File Number)	35-0470950 (I.R.S. Employer Identification No.)

Lilly Corporate Center Indianapolis, Indiana (Address of Principal Executive Offices)		46285 (Zip Code)

Registrant’s telephone number, including area code: (317) 276-2000

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On April 18, 2005, we issued a press release announcing our results of operations for the quarter ended March 31, 2005, including, among other things, an income statement for that period and a consolidated balance sheet as of March 31, 2005. In addition, on the same day we are holding a teleconference for analysts and media to discuss those results. The teleconference will be web cast on our web site. The press release and related financial statements are attached to this Form 8-K as Exhibit 99.

We use non-GAAP financial measures, such as adjusted net income and diluted earnings per share. Non-GAAP financial measures differ from financial statements reported in conformity with U.S. generally accepted accounting principles (“GAAP”). There are non-GAAP financial measures used in comparing the financial results for the first quarter of 2005 with the same period of 2004. Those measures are operating income, net income, and earnings per share adjusted for two items:

•	We have excluded the impact of a charge in the first quarter of 2004 for acquired in-process research and development in connection with the acquisition of Applied Molecular Evolution, Inc. (described in more detail in our Form 8-K dated April 19, 2004)

•	We have provided “adjusted proforma earnings per share” for the first quarter of 2004. Beginning January 1, 2005, we have adopted the Financial Accounting Standard Board’s new accounting standard on share-based payments, “Statement of Financial Accounting Standards No. 123 (revised 2004) — Share-Based Payment.” We determined that it would be useful for investors to provide a year-over-year comparison between 2004 and 2005 assuming comparable accounting treatment in both years. Therefore, we have provided adjusted proforma earnings per share for the first quarter of 2004 that assumes we had adopted the new share-based payments accounting standard in 2004.

In the press release attached as Exhibit 99, we also provided financial expectations for the second quarter and full year 2005. In addition to providing earnings per share expectations on a GAAP basis, we provided earnings per share growth comparisons on an adjusted basis. In order to provide a more meaningful earnings-per-share growth comparison between 2004 results and projected 2005 results, we made the following adjustments to 2004 earnings per share:

•	We eliminated the following charges recognized in the fourth quarter of 2004 (described in more detail in our Forms 8-K dated October 21, 2004, December 20, 2004, and January 26, 2005):

•	Asset impairments, restructuring, and other special charges

•	Tax expense accrued on the expected repatriation to the U.S. of $8.0 billion of eligible overseas earnings in 2005 under the American Jobs Creation Act of 2004

•	A charge for acquired in-process research and development related to the in-license of an insomnia compound from Merck KGaA

•	We eliminated asset impairment charges recognized in the second quarter of 2004 (described in more detail in our Form 8-K dated July 22, 2004)

•	We eliminated the first quarter 2004 charge for the Applied Molecular Evolution acquisition discussed above.

We excluded the effect of the 2004 items listed above. The items that are subject to the adjustments are typically highly variable, difficult to predict, and of a size that could have a substantial impact on our reported operations for a period.

In addition, in light of our decision to adopt the new equity compensation accounting standard in January 2005, we provided adjusted proforma earnings per share for 2004 that assumes we had adopted the new standard in 2004. Given this change in accounting principle, we believe that adjusting 2004 as if we had applied the new accounting rules in that period will help investors understand year-over-year comparisons.

We believe that these non-GAAP measures provide useful information to investors. Among other things, they may help investors evaluate our ongoing operations. They can assist in making meaningful period-over-period comparisons and in identifying operating trends that could otherwise be masked or distorted by the items subject to the adjustments. Management uses these non-GAAP measures internally to evaluate the performance of the business, including to allocate resources and to evaluate results relative to incentive compensation targets.

Investors should consider these non-GAAP measures in addition to, not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. For the reasons described above for use of non-GAAP measures, our prospective earnings guidance is subject to adjustment for certain matters, such as those identified above, as to which prospective quantification generally is not feasible.

The information in this Item 2.02 and the press released attached as Exhibit 99 are considered furnished to the Commission and are not deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 5.02. Retirement of Director

On April 18, 2005, Steven C. Beering, M.D. will retire from the company’s board of directors, consistent with the company’s retirement policy for non-employee directors, which calls for non-employee directors to retire effective at the annual shareholders meeting following the director’s seventy-second birthday.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description

99	Press release dated April 18, 2005, together with related attachments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELI LILLY AND COMPANY (Registrant)
By:	/s/ Charles E. Golden
	Name:	Charles E. Golden
	Title:	Executive Vice President and Chief Financial Officer

Dated: April 18, 2005

EXHIBIT INDEX

Exhibit Number	Exhibit

99	Press release dated April 18, 2005, together with related attachments.

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